UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  April 30, 2010

                          ARIAD Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                       0-21696                   22-3106987
(State or other jurisdiction          (Commission             (I.R.S. Employer
    of incorporation)                 File Number)           Identification No.)


         26 Landsdowne Street, Cambridge, Massachusetts          02139
            (Address of principal executive offices)           (Zip Code)


      Registrant's telephone number, including area code:  (617) 494-0400


                                 Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written  communications  pursuant  to Rule 425 under the Securities Act
   (17 CFR  230.425)

[] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (e) On April 30, 2010, ARIAD Pharmaceuticals, Inc. entered into an Amended and Restated Executive Employment Agreement with its Chairman, Chief Executive Officer and President, Harvey J. Berger, M.D., which replaces his existing agreement dated January 1, 1992, as previously amended. The changes made to Dr. Berger's employment agreement include:

     Annual increases in base salary -- Under the revised agreement, annual increases in Dr. Berger's base salary are determined each year by the Compensation Committee in its discretion. Under his prior agreement, Dr. Berger was guaranteed an increase of at least ten percent each year, although Dr. Berger has waived this provision every year.

     Annual bonus -- Under the revised agreement, Dr. Berger is eligible to receive a target bonus of 50% of his base salary, with the actual amount (which may be higher or lower) determined each year by the Compensation Committee. Under his prior agreement, Dr. Berger was eligible to receive a bonus of up to 50% of his base salary.

     Severance benefits -- Under the revised agreement, upon termination without cause or for good reason (as defined in the agreement), Dr. Berger will receive three times the sum of his base salary and bonus for the prior year (with the bonus being no less than his target bonus of 50 percent). Under his prior agreement, Dr. Berger would have received the greater of (i) the remaining salary payable during the term of his employment plus the maximum bonus for each year remaining in the term, and (ii) two times his annual salary and maximum bonus in the prior year.

     Change in Control benefits -- Dr. Berger's revised agreement contains a double trigger for change in control benefits, whereas the prior agreement contained a single trigger. If, within two years following a change in control (as defined in the agreement), Dr. Berger is terminated without cause or resigns for good reason, including his failure to be the chief executive officer of the surviving company, then he will receive the severance benefits outlined above along will full acceleration of his equity awards. Under his prior agreement, Dr. Berger would have received such change in control benefits if he elected to terminate his employment within ninety days of the change in control.

     Change in Control trigger -- Under the revised agreement, the definition of "change in control" includes the acquisition of more than 40% of our voting stock. Under the prior agreement, the definition of "change in control" included the acquisition of more than 30% of our voting stock.

     Change in Control payment -- Under the revised agreement, Dr. Berger receives no payment upon completion of a change in control, other than the benefits following termination of employment set forth above. Under his prior agreement, Dr. Berger was entitled to receive a payment equal to his base salary and bonus for the prior year if he elected not to terminate his employment following a change in control.

     A copy of the Amended and Restated Executive Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02(e) by reference.

ITEM 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number     Description
------     -----------

10.1 Amended and Restated Executive Employment Agreement, dated April 30, 2010, between ARIAD Pharmaceuticals, Inc. and Harvey J. Berger, M.D.+


(+)     Management contract or compensatory plan or arrangement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ARIAD Pharmaceuticals, Inc.


                                  By:     /s/ Edward M. Fitzgerald
                                      ----------------------------------
                                          Edward M. Fitzgerald
                                          Senior Vice President, Chief Financial
                                          Officer


Date:     May 3, 2010